Subsidiaries of the Company

I.   Direct Subsidiaries of the Company

     A.   Dentsply Research & Development Corp. ("Dentsply R&D")
          (Delaware)

     B.   Ceramco Inc. (Delaware)
          a)   Dentsply West (Nevada)

     C.   Ceramco Manufacturing Co. (Delaware)

     D.   CeraMed Dental, L.L.C. (Delaware)

     E.   GAC International Inc. (New York)
          a)   Old Country Road Sales Consultants, Inc.
          b)   Orthodental International, Inc.
          c)   Orthodental S.A. de C.V. (Mexico)

     F.   DENTSPLY Finance Co. (Delaware)
          a)   Dentsply International, Inc. (Chile) Limitada (Chile)

     G.   ESP, LLC (Delaware)

     H.   DENTSPLY North America Inc. (Delaware)

     I.   PDEX Acquisition Corp. (Delaware)

     J.   Austenal Holdings Inc. (Nevada)
          a)   Austenal, Inc. (Illinois)

     K.   Dentsply Argentina S.A.C.e.I. (Argentina)

     L.   Dentsply Industria e Comercio Ltda. (Brazil)

     M.   DeTrey do Brasil Industria e Comercio Ltda. (Brazil)

     N.   Dentsply Mexico S.A. de C.V. (Mexico)

     O.   Dentsply India Pvt. Ltd. (India)

     P.   Dentsply (Philippines) Inc. (Philippines)

     R.   Dentsply (Thailand) Ltd. (Thailand)

     S.   Dentsply Dental (Tianjin) Co. Ltd. (China)

     T.   Dentsply Tianjin International Trading Co. Ltd. (China)

     U.   Ceramco Europe Limited (Cayman Islands)
          a)   Ceramco UK Limited (Dormant)



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II.  Indirect Subsidiaries of the Company

     A.   Subsidiaries of Dentsply Research & Development Corp.

          1.   Ransom & Randolph Company (Delaware)

          2.   Tulsa Dental Products Inc. (Delaware)
               a)   Tulsa Finance Co. (Delaware)
               b)   Tulsa Manufacturing Inc. (Delaware)

          3.   Dentsply Export Sales Corporation (Barbados)

          4.   Dentsply SE Limited (Gibraltar)

          5.   Dentsply EU S.a.r.L (Luxembourg)

          6.   Dentsply Australia Pty. Ltd. (Australia (Victoria))
               a)   Dentsply (NZ) Limited (New Zealand)

          7.   Dentsply Canada Ltd. (Canada (Ontario))

          8.   PT Dentsply Indonesia (Indonesia)

          9.   The International Tooth Co. Limited (United Kingdom)

         10.   Dentsply Espana SL (Spain)

         11.   Sankin Kogyo K.K. (Japan)
               a)   Sankin Laboratories K.K. (Japan)

         12.   Degussa Dental Ltda. (Brazil)
               a)   Degussa Dental da Amazonia Ltda. (Brazil)
               b)   Degpar Participacoes e Empreendimentos S.A. (Brazil)
               c)   Problem Laboratorio de Produtos Farmaceuticos e
                       Odontonlogicos S.A. (Brazil)

     B.   Subsidiaries Dentsply EU S.a.r.L.

          1.   Dentsply Capital Ltd. (U.K.)

          2.   Dentsply Capital II Ltd. (U.K.)

          3.   Dentsply DeTrey Sarl. (Switzerland)

          4.   Maillefer Instruments Holding S.A. (Switzerland)
               a)   Maillefer Instruments Trading Sarl (Switzerland)
               b)   Maillefer Instruments Consulting Sarl (Switzerland)
               c)   Maillefer Instruments Manufacturing Sarl (Switzerland)
               d)   Maillefer Plastiques Sarl (Switzerland)



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          5.   Dentsply Europe S.a.r.L. (Luxembourg)

     C.   Subsidiaries of Dentsply Europe S.a.r.L.

          1.   Dentsply Germany Holdings GmbH (Germany)
               a)   VDW GmbH (Germany)
               b)   RoyDent, Inc.(Michigan)
               c)   Dentsply DeTrey GmbH (Germany)
               d)   Friadent GmbH (Germany)
                    i)   Friadent Brasil Ltda. (Brazil)
                   ii)   Friadent Denmark ApS (Denmark)
                  iii)   Friadent France Sarl (France)
                   iv)   Friadent N.V. (Belgium)
                    v)   Friadent Scandinavia AB(Sweden)
                   vi)   Friadent Schweiz AG (Switzerland)
               e)   Degussa Dental GmbH (Germany)
                    i)   Bios Dental GmbH (Germany)
                   ii)   Ducera Dental Verwaltungs-ges.m.b.H. (Germany)
               f)   Austenal GmbH (Germany)
                    i)   Laboratoires de Produits Dentaires Odoncia S.A.
                            (France)
               g)   Elephant Dental GmbH (Germany)

          2.   Elephant Dental B.V. (Netherlands)
               a)   Cicero Dental Systems B.V. (Netherlands)
               b)   Degussa Dental Benelux B.V. (Netherlands)
               c)   Elephant Danmark ApS (Denmark)
               d)   Dental Trust B.V. (Netherlands)

          3.   Degussa Dental Austria GmbH (Austria)

          4.   Dentsply Limited (Cayman Islands)
               a)   Dentsply Holdings Unlimited (U.K.)
               b)   Dentsply Russia Limited (U.K.)
               c)   Amalco Holdings Ltd (U.K., Dormant)
               d)   Keith Wilson Limited (U.K., Dormant)
               e)   Oral Topics Limited (U.K., Dormant)
               f)   AD Engineering Limited (Dormant)

          5.   Dentsply Italia SrL (Italy)

          6.   Dentsply France S.A.S. (France)

          7.   Dentsply South Africa (Pty) Limited (South Africa)

          8.   Dentsply Benelux S.a.r.L. (Luxembourg)

          9.   Dentsply A.G. (Switzerland)



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